KMP FUTURES FUND I LLC 10-Q

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Kenneth A. Shewer, hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Quarterly Report on Form 10-Q of KMP Futures Fund I LLC for the period ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Kenneth A. Shewer
Name:	Kenneth A. Shewer
Title:	Chairman and Chief Investment Officer
(Principal Financial/Accounting Officer)
Kenmar Preferred Investments, LLC
Managing Member of
KMP Futures Fund I LLC

Date:	November 12, 2015